SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          FLANIGAN'S ENTERPRISES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                         FLANIGAN'S ENTERPRISES, INC.

                             2841 Cypress Creek Road
                         Fort Lauderdale, Florida 33309

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 27, 1998

                            Fort Lauderdale, Florida
                                January 30, 1998


To the Stockholders of Flanigan's Enterprises, Inc.,

         Please take notice that the Annual Meeting of Stockholders of Flanigan's Enterprises, Inc. (the "Company") will be held on Friday, February 27, 1998, at 10:00 A.M., at its corporate headquarters, 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309 to consider and act upon the following matters:

         (1) To elect three directors of the Company to hold office until the year 2001 Annual Meeting;

         (2)      To  ratify  the   appointment  of  Arthur   Andersen  LLP,  as
                  independent auditors for the Company for the 1998 fiscal year.

         (3) To consider and take action on a shareholder's proposal for the Company to prepare, file and distribute a Franchise Offering Circular to all franchisees and re-execute its Franchise Agreement.

         (4) To transact such other business as may properly come before the meeting.


         Details relating to these matters are set forth in the attached proxy statement. Stockholders of record at the close of business on January 26, 1998, will be entitled to vote at the meeting.

         The Company invites each stockholder to attend the meeting in person. However, whether or not you expect to be present, your cooperation in promptly signing and returning the enclosed proxy in the envelope provided will be appreciated. Regardless of the number of shares you own, your vote is important. If you are present and vote in person at the meeting, the proxy will not be used.

         The Board recommends and requests a vote "FOR" the three nominees to the Board of Directors, and "FOR" approval of the independent auditors. The Board recommends a vote "AGAINST" the shareholder's proposal.

                                                    FLANIGAN'S ENTERPRISES, INC.


                                                    /s/Mary C. Reymann
                                                    ------------------
                                                    Mary C. Reymann, Secretary

                          FLANIGAN'S ENTERPRISES, INC.
                             2841 Cypress Creek Road
                         Fort Lauderdale, Florida 33309

                                 PROXY STATEMENT
                                January 30, 1998

                         ANNUAL MEETING OF STOCKHOLDERS

         This proxy statement is furnished in connection with the solicitation by the management of Flanigan's Enterprises, Inc. (the "Company") of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Friday, February 27, 1998, at 10:00 A.M. at its corporate headquarters, 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309 or at any adjournment of such meeting.

         Stockholders of record as of the close of business on January 26, 1998 are entitled to vote at the meeting. On that date there were outstanding 907,000 shares of Common Stock ($.10 par value) of the Company, with each entitled to one vote.

         The Company's Annual Report (including the Form 10-KSB filed with the Securities and Exchange Commission) for the fiscal year ended September 27, 1997 is enclosed.

         The accompanying proxy is revocable by the stockholder at any time before it is exercised. Any stockholder attending the meeting may vote in person whether or not a proxy was previously signed. Unless revoked, properly executed proxies will be voted in accordance with specifications therein. Proxies with no specifications will be voted in favor of proposals one and two and against shareholder proposal number one. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the meeting.

         Solicitation of proxies is to be made by use of the mails, and in addition, may be made by directors, officers and regular employees of the Company, either personally or by telephone. The cost of the solicitation will be borne by the Company, including reimbursement of brokerage firms and other custodian or nominees for reasonable expenses incurred in distributing these proxy materials to their beneficiaries.

PROPOSAL ONE:

                              ELECTION OF DIRECTORS


         The By-Laws of the Company provide for a Board of Directors which shall consist of three classes of directors of three directors each. Three directors are to be elected to replace those of the class whose terms expire this year. The three directors to be elected at the annual meeting shall serve for a three-year term expiring in 2001 and until their respective successors are elected and qualified.

         Shares of stock represented by valid proxies received in time for the meeting will be voted for the election of the nominees listed below. It is not anticipated that any of the nominees will be unavailable for election as a director, but in case any of the nominees should become unavailable, the proxies will be voted for such substitute as shall be designated by the Board of Directors. Joseph G. Flanigan has been a director since 1960. Jeffrey D. Kastner and Charles Kuhn have been directors since 1985.


                                                   DIRECTORS ELECT

                                                                                          Shares of
                                                                                         Common Stock
                           Principal Occupation for the                                  Beneficially
                           Last Five Years and Certain               Director            Owned as of         Percent
       Name                Other Directorships                Age     Since            January 26, 1998     of Class
       ----                -------------------                ---     -----            ----------------     --------
Term Ending 2001

Joseph G. Flanigan         Chairman of the Board              68       1960             293,778 (4)           26.7
                           President and Chief Executive
                           Officer of the Company

Jeffrey D. Kastner         Principal, law firm of Jeffrey     44       1985             190,500 (5)(8)        17.3
                           D. Kastner, P.A. since 1985,
                           and General Counsel and
                           Assistant Secretary of
                           the Company

Charles F. Kuhn            Former Vice President of           68       1985                -                   -
                           Package Operations, Package
                           Store Manager since 1992, of
                           Big Daddy's #14, Inc. a
                           Franchisee

                                   DIRECTORS CONTINUING IN OFFICE AFTER THE MEETING

                                                                                          Shares of
                                                                                         Common Stock
                           Principal Occupation for the                                  Beneficially
                           Last Five Years and Certain               Director            Owned as of         Percent
       Name                Other Directorships                Age     Since            January 26, 1998     of Class
       ----                -------------------                ---     -----            ----------------     --------
Term Ending 1999

William Patton             Vice President of Community        75       1990               7,666 (7)            *
                           Relations since 1981, prior
                           thereto Vice President,
                           Lounge Operations

Germaine M. Bell           Former Assistant Secretary         65       1984                   -                -
                           of the Company

Patrick J. Flanigan        President of B.D. 43 Corp.,        37       1991              31,275 (2)            2.8
(1)                        a Franchisee since 1985.
                           President of B.D. 15 Corp.,
                           General Partner of CIC
                           Investors #15, a Franchisee
                           since 1997


Term Ending 2000

Charles E. McManus         Certified Manufacturing            83       1982              11,462                1.0
                           Engineer and Independent
                           Sales Representative for Food
                           Service Equipment Co.,
                           Baltimore, MD, President of
                           Preferred Food Purveyors,
                           Inc. Baltimore, MD.

Mary C. Reymann            Financial Vice President and       73       1982               7,766 (7)            *
                           Secretary of the Company

James G. Flanigan          Vice President of Twenty-          33       1991              53,900 (3)(10)        4.9
(1)                        Seven Birds Corporation, a
                           Franchisee since 1985

                           Total shares beneficially owned
                           by all directors and executive
                           officers as a group (ten in
                           number).                                                     516,119 (4)(6)(9)     47.0

* Less than 1%

         (1) James G. and Patrick J. Flanigan are the sons of the Chairman of the Board.

         (2) Includes 31,100 shares owned by a trust which Mr. Patrick J. Flanigan is one of three trustees and a beneficiary.

         (3) Includes 31,100 shares owned by a trust of which Mr. James G. Flanigan is one of three trustees and a beneficiary.

         (4) Includes options to acquire 91,800 shares of common stock, see Notes (3) & (4) to Cash Compensation Table. Includes 31,100 shares owned by a trust of which the spouse of the Chairman of the Board is one of three trustees and 1,200 shares owned by grandchildren of the Chairman of the Board.

         (5) Includes 170,500 shares owned equally by five trusts of which Mr. Kastner is one of three trustees. The five trusts include the trusts of Mr. Patrick J. Flanigan (See Note (2) above) and Mr. James G. Flanigan (See Note (3) above) and the 31,100 shares owned by each trust.

         (6) Includes 93,300 shares owned equally by the three trusts of which Mr. Kastner is one of the three trustees. The 31,100 shares of stock owned by each of the trusts of Mr. Patrick J. Flanigan (See Note (2) above) and Mr. James G. Flanigan (See Note (3) above) are included in the calculation of beneficial stock ownership of those individuals only. The 31,100 shares of stock owned by a trust of which the spouse of the Chairman of the Board is one of three trustees is not included, as that stock is already included in the calculation of beneficial ownership of Mr. Kastner.

         (7) Includes options to acquire 5,000 shares of common stock pursuant to the Company's Key Employee Incentive Stock Option Plan.

         (8) Includes options to acquire 20,000 shares of Common Stock pursuant to the Company's Key Employee Incentive Stock Option Plan.

         (9) Includes options to acquire 10,000 shares of Common Stock granted to Edward A. Doxey, Treasurer of the Company, pursuant to the Company's Key Employee Incentive Stock Option Plan.

         (10) Includes options to acquire 14,000 shares of Common stock pursuant to the Company's Key employee Incentive Stock Option Plan.

The Board of Directors met four times during the past fiscal year and each director attended those meetings of the Board and its committees. Each director who is not a full time employee of the Company receives an annual director's fee of $5,000 plus $250 for attendance at each Directors Meeting and Audit Committee Meeting.

                 BOARD OF DIRECTORS, COMMITTEES AND NOMINATIONS

         The principal committee of the Board of Directors is the Audit Committee. The functions of this committee include recommending the engaging and discharging of the Company's independent auditors, reviewing with the independent auditors the plan and results of the audit engagement, approving professional services provided by the independent auditors prior to the performance of such services, reviewing the range of audit and non-audit fees and reviewing the adequacy of the Company's system of internal accounting controls. The Audit Committee held one meeting during the past fiscal year. The members of the Audit Committee for fiscal year 1997 were Charles McManus, Jeffrey Kastner and Charles Kuhn.

         While there is no nominating committee, the entire Board selects nominees for election as directors and considers the performance of directors in determining whether to nominate them for re-election. In performing these functions, the Board considers any stockholder recommendations with respect to the composition of the Board. Any recommendation by a stockholder of a proposed candidate must be in writing, accompanied by a description of the proposed nominee's qualification and other relevant biographical information together with the consent of the proposed nominee to serve. The recommendation should be directed to the Board of Directors, Attention: Secretary, Flanigan's Enterprises, Inc., 2841 Cypress Creek Road, Fort Lauderdale, Florida, 33309.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES
                                SET FORTH HEREIN.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by the Company during the fiscal year ended September 27, 1997 to all of the Company's executive officers whose aggregate direct re-numeration exceeded $60,000, and to all executive officers as a group.

                                     COMPENSATION TABLE
                                                                             Other
Name and Principal Position               Annual Compensation           Compensation (1)(2)
---------------------------               -------------------           -------------------
Joseph G. Flanigan, (3)(4)(5)                  $228,000                       $38,000
Chairman of the Board,
Chief Executive Officer
and President

Jeffrey D. Kastner,                              96,000
Assistant Secretary
and General Counsel

Edward A. Doxey,                                 65,000
Treasurer

Others (two in number)                           70,000                         8,000
                                                -------                       -------
All Executive Officers
as a group (five in number)(6)                 $459,000                       $46,000

         (1) This table does not include incidental personal benefits of a limited nature. Although the amount of such benefits and the extent to which they are related to job performance cannot be ascertained specifically, the Company has concluded that the aggregate amount does not exceed the lesser of $25,000 or 10% of the cash compensation disclosed above for any one person or all executive officers as a group.

         (2) Represents value of Premium paid by the Company for life insurance.

         (3) On June 3, 1987, the Company entered into an Employment Agreement with Joseph G. Flanigan effective January 1, through December 31, 1988 and subject to one year extensions unless either the Company or such executive shall have delivered a notice that the term will not be extended. This Agreement was approved by the Bankruptcy Court in the Company's reorganization proceedings and was ratified by stockholders at the Company's 1988 annual meeting (83% of the stockholders voting ratified the Agreement). Mr. Flanigan receives a base salary of $150,000. From 1988 until September 28, 1996 Mr. Flanigan participated in a profit sharing program based on the Company exceeding certain financial projections. For the fiscal year ended September 28, 1996 no bonus was earned under the Agreement. At the Company's 1997 annual meeting, the stockholders approved a modification to the Agreement to provide that during the period of Mr. Flanigan's employment, the Company will pay Mr. Flanigan in addition to his base salary an amount equal to fifteen percent of the annual income of the Company before income taxes, in excess of $650,000, excluding extraordinary items. For the fiscal year ended September 27, 1997 a bonus of $78,000 was earned. The Agreement further provides that in the event of termination, the Chairman of the Board would be entitled to a maximum payment of $450,000.

                  During fiscal year 1996, (prior to December 30, 1995), Mr. Flanigan exercised the option to purchase 93,092 shares of the Company's common stock, pursuant to the Employee Agreement, at $0.875 per share. The option price in the Employment Agreement had been reduced to $0.875 per share in December, 1989 and approved at the Company's 1990 Annual Meeting.

                  The Employment Agreement further provides that in the event of a "change in control" of the Company, the term of the
                  Agreement will continue for a period of three years thereafter, provided that any damages due Mr. Flanigan as a result of a change in control of the Company will be subordinate to the claims of the secured creditors in the Company's bankruptcy proceedings, whose damages would also be due in full. In the event of termination, Mr. Flanigan would be entitled to a maximum of $450,000.

         (4) During the quarter ended March 28, 1992, the Board of Directors approved issuance of additional options to Joseph G. Flanigan to purchase up to 46,450 shares of the Company's common stock. The exercise price of $2.25 equaled the fair market value on the date of issuance. By written Resolution, dated January 12, 1994, the Board of Directors approved an amendment to the stock option granted Joseph G. Flanigan increasing the amount of the option price to $6.50 per share, which reflected in excess of 110% of the per share price of the Company's stock as of the close of business on January 12, 1994. The expiration date of the stock option was also extended through February 27, 2002. This action was approved by the stockholders at the Company's 1994 Annual Meeting.

         (5) Also at the Company's 1997 Annual Meeting the stockholders approved a modification to the Employment Agreement which granted Mr. Flanigan the option to acquire 4.99% of the amount of common stock of the Company outstanding as of the date of exercise, but not less than 45,250 shares at the option price of $4.95 per share. The expiration date of the stock option is December 31, 2001.

         (6)      See "Related Party Transactions."




                           RELATED PARTY TRANSACTIONS

         In fiscal year 1996, Walter L. McManus, Sr., former Vice Chairman, (together with his children; Castlewood and Co., a family owned Maryland partnership; and Castlewood Realty Company, Inc., a family owned Maryland Corporation) received an aggregate of $251,000 from the Company in lease rentals for three locations where they leased to the Company the land or building. The Company owed agreed to lease rejection damages of $101,000 to companies controlled by the former Vice Chairman of the Board, which are included in and payable pursuant to the Company's Plan of Reorganization.

         Certain of the officers and directors of the Company hold securities of a limited partnership in King of Prussia, Pennsylvania which is managed by the Company as General Partner for a management fee of 49% of the profits. The partnership interests of all said officers and directors represented 18.22% of the total invested capital of $960,000 in this limited partnership. This unit was sold September 20, 1996. See page 9 of the Form 10-KSB for the period ended September 27, 1997 for further discussion of the sale.

         Members of Mr. Flanigan's family purchased four units sold to them on a franchise basis in prior years. The terms of these sales were similar to one or more of the Company's other franchise sales. As a result of these sales, the Company had accounts receivable aggregating $3,000 from parties related to Mr. Flanigan at year-end. All such accounts were in good standing.

         During fiscal 1990, Mr. Flanigan acquired a 33.33% interest in one unit sold to his family on a franchise basis in prior years. Mr. James G. Flanigan, a member of the Board of Directors of the Company, is also a 33.33% owner of this unit and is the manager of the day-to-day operation of the same. The Company assigned the Lease Agreement for this unit to the franchisee, and vacated the sublease agreement which had been a part of the franchise purchase. With this transaction, the franchisee becomes responsible for all rent due under the Lease Agreement. Under the new Franchise agreement the Company receives the royalty fee only.

         During fiscal 1990, Mr. Flanigan also became a 50% owner of a corporation which assumed management of the day-to-day operation of another unit sold to his family on a franchise basis in prior years. Mr. Flanigan became involved in the day-to-day operation of this unit during fiscal year 1995 on a limited basis.

         During fiscal year 1992, one unaffiliated franchisee expressed an interest in selling his unit or returning it to the Company pursuant to the terms of its franchise agreement and related documents. As a result of the substantial investment necessary to upgrade and renovate this unit, an affiliated group of investors formed a Subchapter S corporation and purchased this unit from the franchisee. The shareholder interest of all officers and directors represents 42% of the total invested capital. The shareholder interest of the Chairman's family represents an additional 47.5% of the total invested capital. The Company receives the increased royalties provided for in the new franchise agreement executed during fiscal year 1996.

         During fiscal year 1995, three of the four franchises purchased by members of Mr. Flanigan's family in prior years, whose franchise agreements expired during the past fiscal year, executed the Company's new franchise agreement for the continued operation of their restaurants under the "Flanigan's Seafood Bar and Grill" service mark or other service marks approved by the Company.

         During fiscal year 1996, the Company's franchise agreement with a member of Mr. Flanigan's family expired and the Company declined to offer the franchisee the option of executing its new franchise agreement. During the first quarter of fiscal year 1997, the Company filed suit against the franchisee for servicemark infringement, seeking injunctive relief and monetary damages. Subsequent to the end of fiscal year 1997 a Stipulated Agreed Order of Dismissal Upon Mediation was issued whereby the Company received $110,000 and the former franchisee agreed to cease all use of the "Flanigan's" servicemark and other trade dress features common to the Company owned and/or franchised restaurants.

         During the third quarter of fiscal year 1997, a related party who is a member of the Board of Directors of the Company and a member of Mr. Flanigan's family formed a limited partnership to own a certain franchise in Fort Lauderdale, Florida, through which it raised the necessary funds to renovate the restaurant. The related party paid the Company $150,000 to approve his purchase of this franchise and for the Company to relinquish its right to act as manager of the franchise. As a result of this transaction the Company had a receivable of $88,000 from the related party. The Company is a twenty-five percent limited partner in the franchise. The shareholder interest of all officers and directors represents 48.75% of the total of the invested capital. The shareholder interest of the Chairman's family represents an additional 2.50% of the invested capital.

         During the fourth quarter of fiscal year 1997, the Company formed a limited partnership and raised funds through a private offering to purchase the assets of a restaurant in Surfside, Florida and renovate the same for operation under the "Flanigan's Seafood Bar and Grill" servicemark. The Company acts as general partner of the limited partnership and is also a forty percent limited partner. The shareholder interest of all officers and directors represents 23.20% of the total of the invested capital. The shareholder interest of the Chairman's family and the family of one director represents an additional 8.80% of the invested capital. The renovated restaurant is expected to be open on March 17, 1998.

         The Company paid or accrued $6,000 in fees to a service company owned by the husband of Mary C. Reymann during the past fiscal year.

         See footnotes (3) and (5) to the Compensation table for a discussion of an Employment Agreement between the Company and its Chairman of the Board.

         Each of the above transactions was reviewed by the Board of Directors at the time made and were, in the opinion of management and the Board, entered into on terms which were no less favorable to the Company than could be obtained in similar transactions with disinterested third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth as of January 30, 1998, the names of persons who own of record, or are known by the Company to own beneficially, more than 5 percent of its Common Stock, and the beneficial ownership of all such stock as of that date by all officers and directors as a group. See footnotes
(3), (4) and (5) to the Compensation Table for a discussion of stock options granted to Mr. Flanigan.

                                      Number of
Name of Beneficial Owner               Shares                Percentage
------------------------               ------                ----------
Joseph G. Flanigan                     293,778                  26.7
Jeffrey D. Kastner                     190,500                  17.3
All Officers and Directors
as a Group (ten in number)             516,119                  47.0


PROPOSAL TWO:

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Upon the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP, independent certified public accountants as its auditors for fiscal year 1998. They have been the Company's accountants since 1968.

         During the fiscal year ended September 27, 1997, Arthur Andersen LLP, rendered audit services to the Company, including audit of its annual financial statements, review of reports on Form 10-KSB to the Securities and Exchange Commission and various other accounting matters. The Audit Committee approves audit services before they are rendered, approves the other professional services after each is rendered, and considers the possible effect of such services on the independence of such firm.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

PROPOSAL THREE:

               Shareholder Proposal No. 1: Require that Flanigan's
                  Enterprises Inc. Prepare, File and Distribute
                a Franchise Offering Circular to All Franchisees


Shareholder's Statement:

         In 1985, Flanigan's approved a Franchise Plan under which the Company sold its package liquor stores and lounges and entered into Franchise Agreements with purchasers. By year-end 1986, 10 units were franchised. As of August 15, 1997, approximately eight franchisees had executed Flanigan's new Franchise Agreement to operate as Flanigan's franchises. This information is drawn from Flanigan's annual report.

         The Federal Trade Commission's rules and Florida law impose certain requirements upon franchisors. Among these is the preparation and distribution of a Uniform Franchise Offering Circular which advises prospective franchisees, among other things, of risks associated with franchising. In 1985, Flanigan's engaged special counsel to prepare and file a Franchise Offering Circular with the Federal Trade Commission and distributed a copy of the Offering Circular to all prospective franchisees. In 1995, Flanigan's prepared and circulated a Franchise Agreement which was materially different from the 1985 agreement. In 1995, Flanigan's did not circulate a Franchise Offering Circular to all franchisees. The effect of not circulating a Franchise Offering Circular may be significant: Federal Law may provide a remedy of rescission to franchisees not receiving a Franchise Offering Circular prior to executing the new Franchise Agreement. In effect, certain franchisees may have the right to repudiate their Franchise Agreement,

         As a result of the foregoing, Flanigan's should prepare, file and distribute a Franchise Offering Circular to all franchisees and re-execute its Franchise Agreement.

         My name is Paul B. Flanigan. I own 4,500 shares of Flanigan's stock which I purchased on the open market. I am President of Quarterdeck Seafood Bar & Neighborhood Grills, and JGF-PBF Management Company, the management company for Flanigan's Guppies. I have been involved in a number of Flanigan family ventures as an officer and investor. I am a member of the National Restaurant Association and the Florida Restaurant Association. Prior to becoming involved in the restaurant business, I was an attorney with the national law firms of Morgan, Lewis & Bockius and Finley, Kumble, Wagner et al. and a certified pubic accountant with the international accounting firm of Price Waterhouse & Co. I hold degrees from Notre Dame and the University of Miami School of Law. I am also the defendant in a lawsuit Flanigan's has filed in federal court against me and my Quarterdeck restaurant group.

         If  you  have  questions,   please  call  me,  Paul  B.  Flanigan,   at
954-525-8042.

               I STRONGLY RECOMMEND A VOTE IN FAVOR OF SHAREHOLDER
                                 PROPOSAL NO. 1.

Company's Statement:

         To begin with, it is Important to note that the Company is not currently offering new franchises, nor does it intend to do so. The franchises in question are existing franchisees, owned in whole or in part by officers and/or directors of the Company and/or their families, which executed new franchise agreements in calendar years 1995 and 1996 to renew their old franchise agreements. The only unrelated franchisees who executed the Company's new franchise agreement in calendar year 1996, were provided with a Uniform Franchise Offering Circular prior to executing the same and Shareholder Proposal No. 1 is moot with regard to these two (2) unrelated franchisees.

         Upon receipt of Shareholder Proposal No, 1, the Company retained independent legal counsel, Keith J. Kanouse, Esquire, who specializes in franchise law, to render a legal opinion on the issue raised in Shareholder

Proposal No. 1. The legal opinion addressed the renewal of the franchises owned in whole or in part by officers and/or directors of the Company and/or their families and while recognizing that the FTC Franchise Rule requires a current Franchise Offering Circular be given to existing franchisees if the new franchise agreement is materially different than the existing franchise agreement, concluded as follows:

All of these individuals had independent knowledge and access to all of the material information concerning the franchisor that would otherwise have been contained in a current Franchise Offering Circular at the time of renewal. In addition, each franchisee actively participated in the negotiation of the new franchise agreement and obtained changes in their favor... The purpose of the FTC Franchise Rule is to give prospective or renewing franchisees essential and reliable information about their proposed business investment. If renewing or prospective franchisees already possess this information because of their involvement with the franchisor, a new disclosure document becomes a meaningless exercise. While technically required, it would be up to the renewing franchisee to show a failure to give them material information upon which they would have relied to make an investment decision. Absence such showing, I believe that the technical violation is not serious,

Based upon his legal conclusion, independent legal counsel made the following recommendation,

Since no franchisee is complaining, it would be my recommendation to do nothing at this time and wait for the statute of limitations to expire. I see no compelling reason to redisclose to these individuals.

Finally, in the event that any franchisee wished to rescind their franchise agreement based upon the failure of the Company to provide a Uniform Franchise Offering Circular, the legal opinion further explained that.

Rescission is a two-way street in that they would have to return all benefits, including profits arising out of the operation of the restaurants, in return for a refund of the initial franchise fee and royalties. Rescission makes sense in a total scam, however, where as here, there is a viable operating business granted to the franchisee, it makes little sense to rescind.

The Company would welcome the rescission of any current franchisee which is owned in whole or in part by an officer and/or director of the Company and/or their families, especially since the Company also has the right to purchase the assets of the franchise pursuant to the old franchise agreement.

         A copy of the legal opinion provided by independent legal counsel in response to the issue raised in Shareholder Proposal No. 1 is available upon request to the Company.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" SHAREHOLDER PROPOSAL NO. 1.

                  STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         The rules and regulations of the Securities and Exchange commission afford stockholders the right to submit proposals to the Company which the Company must then include in its proxy materials and which will be voted on by stockholders at the Annual Meeting next ensuing. Under these regulations any stockholder desiring to submit a proposal to be voted on at the 1999 Annual Meeting of the Company must deliver the proposal to the Company no later than September 24, 1998.

                                  OTHER MATTERS

         As of the date of this proxy statement, the management does not intend to present, and has not been informed that any other person intends to present, any matters for action at the meeting other than those specifically referred to herein. If, however, any other matters are properly presented at the meeting it is the intention of the persons named in the proxies to vote the shares of stock represented thereby in accordance with their best judgment on such matters.

                       BY ORDER OF THE BOARD OF DIRECTORS


                                 Mary C. Reymann
                                    Secretary

January 30, 1998

                           FLANIGAN'S ENTERPRISES INC.

             Proxy Solicited on Behalf of the Board of Directors of
                the Company for Annual Meeting February 27, 1998

    The undersigned  hereby constitutes and appoints Jeffrey D. Kastner and Mary
C. Reymann, jointly and severely as his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of Flanigan's Enterprises, Inc. to be held at the Company's executive offices, 2841 Cypress Creek Road, Ft Lauderdale, FL 33309 on Friday, February 27, 1998 at 10:00 A.M. and at any adjournments thereof on all matters coming before said meeting.


                  Please sign exactly as name appears below.



    When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such, If the signer is a corporation, please sign full corporate name by duly authorized officer.


                  _________________________________________
                                      Date

                   _________________________________________
                                    Signature

                   _________________________________________
                            Signature if held jointly


                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                   CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                            (Continued on other side)

================================================================================

                     (Please date and sign on reverse side)

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposals one and two and against Shareholder Proposal No. 1.

     I.   ELECTION OF DIRECTORS.

          Nominees  Joseph G. Flanigan, Jeffrey D. Kastner, Charles Kuhn

   [ ]    VOTE FOR all nominees listed (except as marked to the contrary below).
   [ ]    VOTE WITHHELD from all nominees.

Instruction: To withhold authority to vote for any individual nominee, write nominee's name below.

     2. Proposal to Approve the Appointment of Arthur Andersen LLP, as the Independent Auditors.

                 [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

          MANAGEMENT RECOMMENDS A VOTE "FOR" PROPOSALS ONE AND TWO.

     3. Shareholder Proposal No. 1: Require that Flanigan's Enterprises Inc. Prepare, File and Distribute a Franchise Offering Circular to All Franchisees.

                 [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

          MANAGEMENT RECOMMENDS A VOTE "AGAINST" SHAREHOLDER PROPOSAL NO. 1.

     4. In their discretion, upon other matters as may properly come before the meeting.